Exhibit 99.1
JEFFREY EDWARDS PROMOTED TO EXECUTIVE VICE PRESIDENT, FINANCE
AND BUSINESS DEVELOPMENT, CHIEF FINANCIAL OFFICER AS ERIC BRANDT
RESIGNS TO ACCEPT POSITION AS PRESIDENT AND CHIEF EXECUTIVE
OFFICER OF AVANIR PHARMACEUTICALS
(IRVINE, Calif., August 23, 2005) – Allergan, Inc. (NYSE:AGN) today announced that Eric K. Brandt has resigned from Allergan, effective September 5, 2005, to accept a position as President and Chief Executive Officer of Avanir Pharmaceuticals (AMEX:AVN), a company based in San Diego, California that is dedicated to the discovery and development of drugs for the treatment of chronic diseases. Replacing Mr. Brandt will be Jeffrey L. Edwards, who will assume the position of Executive Vice President, Finance and Business Development, Chief Financial Officer.
Mr. Edwards has served as Allergan’s Corporate Vice President, Corporate Development since 2002. Mr. Edwards has worked at Allergan since 1993, where he has held positions of increasing responsibility, including Senior Vice President, Tax, Treasury and Investor Relations. In that role, Mr. Edwards was instrumental in developing and executing Allergan’s financial and investor relations strategies. Prior to joining Allergan, Mr. Edwards was with Banque Paribas and Security Pacific National Bank, where he held various senior level positions in the credit and business development functions.
“Jeff Edwards has done a superb job in executing several important corporate development deals during the last three years,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “He will now direct his considerable talents to helping the senior leadership team achieve Allergan’s strategic potential and to helping ensure that all areas of our finance function are managed on the most efficient and cost effective basis in order to enhance our overall profitability,” said Mr. Pyott.
“Eric Brandt has been a tremendous asset to Allergan and an able business partner to me personally. He built up a very strong management team beneath him, and I am grateful for all of his many contributions to Allergan over the last six years,” said Mr. Pyott. “Eric has served with dedication and unquestioned integrity and we will miss him. However, I am proud that Allergan has an impressive track record of grooming senior executives for later roles as Chief Executive Officers of other companies, and I am happy to see that Eric has been able to achieve his personal goal of becoming the Chief Executive Officer of a publicly traded pharmaceutical company. We wish Eric well and we are confident that Avanir will benefit from his diverse abilities.”
Forward-Looking Statements
This press release contains “forward-looking statements,” including, among other statements, the statements by Mr. Pyott. These statements are based on current expectations and intentions only. If underlying assumptions prove inaccurate, or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
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Information concerning risk factors can be found in press releases issued by Allergan as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2004 Form 10-K and Allergan’s Form 10-Q for the quarter ended June 24, 2005. Copies of Allergan’s press releases and additional information about Allergan are available on the World Wide Web at www.allergan.com, or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.
About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts:
Jim Hindman: (714) 246-4636 (Investors)
Joann Bradley: (714) 246-4766 (Investors)
Ashwin Agarwal: (714) 246-4582 (Investors)
Caroline VanHove: (714) 246-5134 (Media)
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